UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2023

LF Capital Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Delaware	001-41071	86-2195674
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1909 Woodall Rodgers Freeway, Suite 500
Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

(214) 741-6105

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	LFACU	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	LFAC	The Nasdaq Stock Market LLC

Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	LFACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On February 15, 2023, LF Capital Acquisition Corp. II (the “Company”) issued a press release announcing the signing of a letter of intent with a target company (“Target Company”) for a potential business combination which, if completed, would qualify as its initial business combination (the “Business Combination”). The LOI is non-binding with respect to all its material terms, except with respect to provisions regarding a limited period of exclusivity. The Target Company is a US-based manufacturer in the packaging industry with industry-leading profitability serving diversified end markets and with an established and highly attractive, blue-chip customer base that are subject to multi-year contracts.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information and Where to Find It

The Company has mailed to its stockholders of record as of January 13, 2023 a definitive proxy statement (the “Charter Amendment Proxy Statement”) for a special meeting of stockholders on February 15, 2023 to increase the monthly extension payments per one-month extension of the deadline to complete an initial business combination to $0.04 per share of the Company’s Class A common stock sold in the Company’s initial public offering. Stockholders may obtain a free copy of the Charter Amendment Proxy Statement, as well as other relevant documents that have been or will be filed with the United States Securities and Exchange Commission (the “SEC”), without charge, at the SEC’s website (www.sec.gov) or by directing a request to: 1909 Woodall Rodgers Freeway, Suite 500, Dallas, TX 75201, or to Morrow Sodali LLC, the Company’s proxy solicitor, by calling (800) 662-5200, or banks and brokers can call collect at (203) 658-9400, or by emailing LFAC.info@investor.morrowsodali.com.

If a definitive agreement is entered into in connection with the proposed Business Combination, the Company intends to file a preliminary proxy statement/prospectus (the “Deal Proxy Statement/Prospectus”) with the SEC. A definitive Deal Proxy Statement/Prospectus will be mailed to stockholders of the Company as of a record date to be established for voting on the proposed transaction. The Company urges its investors and other interested persons to read, when available, the Deal Proxy Statement/Prospectus, as well as other documents filed with the SEC, because these documents will contain important information about the proposed Business Combination. The Deal Proxy Statement/Prospectus, once available, can be obtained without charge at the SEC’s web site (www.sec.gov) or by directing a request to LF Capital Acquisition Corp. II, 1909 Woodall Rodgers Freeway, Suite 500, Dallas, TX 75201.

No Offer or Solicitation

This 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of any business combination or stockholder meeting. This 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

The Company and certain of its respective directors and executive officers may be deemed to be participants in the solicitation of proxies, in favor of the approval of the proposed Business Combination related matters. Information regarding LF II’s directors and executive officers is set forth in LF II’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 25, 2022. Additional information regarding the interests of those participants and other persons who may be deemed participants in the potential transaction will be set forth in the Deal Proxy Statement/Prospectus when it is filed with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated February 15, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LF Capital Acquisition Corp. II

By:	/s/ Scott Reed
Name: Scott Reed
Title: President, Chief Executive Officer

Date: February 15, 2023